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                                                                    Exhibit 21

               SUBSIDIARY OF CANTERBURY PARK HOLDING CORPORATION

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
                                                                                 JURISDICTION
                                                                                      OF
SUBSIDIARIES                                                                     INCORPORATION
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
Canterbury Park Concessions, Inc...............................................     Minnesota

    The subsidiary is 100%-owned directly by Canterbury Park Holding Corporation. The financial statements of such subsidiary are included in the Consolidated Financial Statements of Canterbury Park Holding Corporation.



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